Exhibit 10.8

AMENDMENT NO. 1

TO THE

IGLOO HOLDINGS CORPORATION

2010 STOCK INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Igloo Holdings Corporation 2010 Stock Incentive Plan (the “Plan”) is made effective as of this 15th day of September 2010.

WHEREAS, Igloo Holdings Corporation (the “Company”) maintains the Plan; and

WHEREAS, pursuant to Section 17 of the Plan, the Plan may be amended by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Board believes it to be in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By restating the definition of “Permitted Transfer” in Section 2(y) as follows:

““Permitted Transfer” means any transfer by a Participant of all or any portion of his shares of Stock (or Options, for purposes of Section 5(f) below) to (i) any trust established for the sole benefit of such Participant or such Participant’s spouse, direct lineal descendents, or brothers- or sisters-in-law, provided such Participant is the sole trustee of such trust, (ii) any other entity (including an Individual Retirement Account or similar investment account) in which the direct and beneficial owner of all voting securities of such entity is held by such Participant, or (iii) such Participant’s heirs, executors, administrators, or personal representatives upon the death of such Participant.”

2. By restating Section 5(f) in its entirety as follows:

“Transferability of Options. Except in connection with a Permitted Transfer of Options, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. To the extent a Participant wishes to make a Permitted Transfer of Options, it shall be a condition of each such Permitted Transfer that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Award agreement as though no such transfer had taken place, and (y) the Participant has complied with all applicable law in connection with such transfer. The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 15th day of September 2010, on behalf of the Board.

IGLOO HOLDINGS CORPORATION

By:	/s/ Mason Slaine
Name:	Mason Slaine
Title:	Chairman

[Signature Page to Amendment 1 to Stock Incentive Plan]